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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Civitas BankGroup, Inc. (formerly Cumberland Bancorp, Incorporated) of our report dated February 13, 2003, on the consolidated financial statements of Cumberland Bancorp, Incorporated as of December 31, 2002 and for the year then ended which report appears in the Annual Report on Form 10-K of Cumberland Bancorp, Incorporated for the year ended December 31, 2002.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of Civitas BankGroup, Inc. (formerly Cumberland Bancorp, Incorporated) of our predecessor firm's, Heathcott and Mullaly, P.C., report dated March 1, 2002, on the consolidated financial statements of Cumberland Bancorp, Incorporated as of December 31, 2001, and for the years ended December 31, 2001 and 2000 which report appears in the Annual Report on Form 10-K of Cumberland Bancorp, Incorporated for the year ended December 31, 2002.




                                      /s/ Crowe Chizek and Company LLC


Brentwood, Tennessee
December 8, 2003